Exhibit 2.2

                                    GUARANTY

      This Guaranty (this "Guaranty") is made as of October 29, 2007 by Nycomed S.C.A., SICAR, 8-10 rue Mathias Hardt, L 1717 Luxembourg, Grand Duchy of Luxembourg (the "Guarantor"), in favor of Bradley Pharmaceuticals, Inc., a Delaware corporation (the "Company"). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement (as defined below).

      WHEREAS, as an inducement to the Company's willingness to enter into the Agreement and Plan of Merger (as amended or otherwise supplemented from time to time, the "Agreement"), dated as of October 29, 2007, by and among Nycomed US Inc., a New York corporation ("Parent"), Phase Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, the Guarantor has agreed to guarantee the payment and performance by Parent and Merger Sub, respectively, of their Obligations (as defined below) under the Agreement.

      NOW, THEREFORE, the Guarantor hereby agrees with the Company as follows:

      Section 1. Guaranty of Obligations. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the Company the payment when due, and the performance, of all liabilities, agreements and other obligations of Parent and Merger Sub to the Company, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising under the Agreement (the "Obligations"). This Guaranty is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of the Obligations, and not a guarantee of collection.

      Section 2. Representations and Warranties. The Guarantor represents and warrants that:

                  (a) Organization and Good Standing. The Guarantor is a partnership limited by shares (societe en commandite par actions) duly organized and validly existing in good standing under the laws of the Grand Duchy of Luxembourg and has full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

                  (b) Power and Authority; Due Authorization. The Guarantor has all necessary corporate power and authority to execute and deliver this Guaranty and to perform all its obligations hereunder. The execution, delivery and performance of this Guaranty has been duly authorized by all necessary corporate action.

                  (c) Binding Obligations. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      Section 3. Guarantor's Acknowledgment. The Guarantor hereby acknowledges that the Company entered into the transactions contemplated by the Agreement in reliance upon the execution of this Guaranty.


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      Section 4. Termination of Guaranty. The Guarantor's  obligations hereunder shall continue in full force and effect until the closing of the transactions contemplated by the Agreement or the termination thereof as provided therein
(except that Sections 1, 3 and 5 through 12 hereof shall survive such termination).

      Section 5. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by the Company and its respective successors, transferees and assigns. The Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of the Company.

      Section 6. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Company. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      Section 7. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telecopied or telexed notice, when transmitted, answer back received, addressed as follows: (i) if to the Guarantor, to it at Nycomed S.C.A., SICAR, c/o Nycomed Germany Holding GmbH, Byk-Gulden-Str. 2, 78467 Konstanz, Germany, Attention: General Counsel NYCOMED GROUP, Facsimile: +49 (0) 7531 84-91496 and (ii) if to the Company, at its address for notices set forth in the Agreement.

      Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to choice of law principles thereof that would result in the application of the laws of another jurisdiction).

      Section 9. Submission to Jurisdiction. The Guarantor hereby (a) consents to submit itself to the personal jurisdiction of any New York state or federal court located in the City of New York in the event any dispute arises out of this Agreement or any transaction contemplated by this Guaranty, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Guaranty or any transaction contemplated by this Guaranty in any court other than any such court. The Guarantor hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Guaranty or the transactions contemplated hereby in New York state or federal courts located in the City of New York, and hereby further irrevocably and unconditionally waives and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 10. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS GUARANTY, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER THE GUARANTOR OR THE COMPANY OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


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      Section 11.  Counterparts.  This Guaranty may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

      Section 12. Miscellaneous. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the guaranty, the amount of such liability shall, without any further action by the Guarantor be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for ease of reference only and shall not affect the meaning of the relevant provisions.

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      IN WITNESS WHEREOF,  the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Signed on behalf of NYCOMED S.C.A., SICAR

By: Nycomed LuxCo S.A., acting in its capacity as general partner of Nycomed S.C.A., SICAR

         By: /s/ Hakan Bjorklund
             ------------------------------------
         Name:  Hakan Bjorklund
         Title: Member of the Board of Directors

         By: /s/ Kristoffer Melinder
             ------------------------------------
         Name:  Kristoffer Melinder
         Title: Member of the Board of Directors

                          [Signature Page to Guaranty]


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